UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	000-25287	35-2051170
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

116 East Berry Street, Fort Wayne, Indiana 46802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (260) 427-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of the shareholders of the Company was held on May 7, 2013.

(b)	The following directors were elected at the meeting to serve until the annual meeting of the shareholders in the year 2016:

	Votes For	Votes Withheld	Broker Non-votes
Scott A. Glaze	2,189,884	217,801	1,296,785
William G. Neizer	2,185,790	221,895	1,296,785
Robert N. Taylor	2,183,234	224,451	1,296,785
Ronald W. Turpin	2,187,709	219,976	1,296,785

(c)	Other matters voted upon and the results of the voting were as follows:

The shareholders voted 2,240,549 in affirmation and 54,257 in the negative, with 112,879 abstentions and broker non-votes of 1,296,785 to approve, in a non-binding advisory vote, the 2012 compensation for the named executive officers.

The shareholders voted 2,285,751 for one year, 18,344 voted for two years, and 96,043 voted for three years, with abstentions of 7,547, with regard to the frequency of the non-binding advisory vote on named executive compensation. The board of directors recommended an annual vote. In light of this vote and consistent with the recommendation of the Company’s board of directors, the Company will conduct an advisory shareholder vote on the annual compensation of named executive officers each year, and continue this practice until the shareholders next vote on the frequency of such votes. The Company will then consider the results of the most recent advisory vote.

The shareholders voted 3,697,321 in the affirmative and 3,726 in the negative, with 3,423 abstentions, to ratify the appointment of BKD LLP as auditors of the Company for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2013

TOWER FINANCIAL CORPORATION

By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer